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                                                                    EXHIBIT 99.2


                                   DETACH HERE

                                      PROXY

                                 ONTOGENY, INC.

                   THIS PROXY IS BEING SOLICITED ON BEHALF OF
                       ONTOGENY, INC.'S BOARD OF DIRECTORS

The undersigned, revoking previous proxies relating to these shares, hereby acknowledges receipt of the Notice and the joint proxy statement-prospectus dated _________, 2000 in connection with the special meeting to be held at 10:00 a.m. local time on June __, 2000 at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, and hereby appoints Doros Platika and George A. Eldridge and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all the shares of common stock of Ontogeny, Inc. registered in the name provided on this proxy card, which the undersigned is entitled to vote at the special meeting of stockholders, and at any adjournment or adjournments of the special meeting, with all the powers the undersigned would have if personally present. Without limiting the general authorization given, the proxies are, and each of them is, instructed to vote or act as follows on the proposal described in this proxy.

When properly executed, this proxy will be voted in the manner directed on the reverse side by the undersigned stockholder. If no direction is made this proxy will be voted FOR proposal 1 on the reverse side, and in the discretion of the proxies on any other business matters or proposals as may properly come before the special meeting or any adjournment of the special meeting. Abstaining or failing to vote at all will have the same effect as voting against proposal 1.

SEE REVERSE SIDE FOR PROPOSAL 1. If you do not sign and return this proxy card, your shares cannot be voted. If you wish to vote in accordance with the Board of Directors' recommendations, just sign on the reverse side. You need not mark any boxes.

SEE REVERSE                                                          SEE REVERSE
   SIDE             CONTINUED AND TO BE SIGNED ON REVERSE SIDE          SIDE
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                                   DETACH HERE
         Please mark
         vote as in
         this example.


The Board of Directors recommends a vote FOR proposal 1.

1. Proposal to approve and adopt the Agreement and Plan of Merger, dated as of February 14, 2000, among Creative BioMolecules, Inc., Ontogeny, Inc., Reprogenesis, Inc. and Curis, Inc. pursuant to which Creative BioMolecules, Inc., Ontogeny, Inc. and Reprogenesis, Inc. will merge into a new corporation named Curis, Inc. In the merger, one share of Ontogeny common stock will be automatically converted into 0.2564 shares of Curis common stock.



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Signature                                                                 Date



                          FOR      AGAINST      ABSTAIN
                          [_]        [_]          [_]



In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT       [_]

Please sign exactly as your name(s) appear(s) on this proxy card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.



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Signature                                                                 Date